UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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PHOTRONICS, INC. ________________________________________________________________________________ (Name of Registrant as Specified In Its Charter)
________________________________________________________________________________ (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1061 East Indiantown Road Jupiter, Florida 33477

Daniel Del Rosario
Chief Executive Officer

February 21, 2003

Dear Shareholder:

You are cordially invited to attend the 2003 Annual Meeting of Shareholders of Photronics, Inc., which will be held at the Inter-Continental, The Barclay New York, in the Astor Room, 111 East 48th Street, First Floor, New York, NY 10017 on March 26, 2003, at 12:00 P. M. Eastern Standard Time.

The enclosed Notice and Proxy Statement contains complete information about matters to be considered at the Annual Meeting, at which Photronics' business and operations will also be reviewed.  Only shareholders and their proxies are invited to attend the Annual Meeting.

If you plan to attend, please check the box provided on the proxy card.  Whether or not you plan to attend, we urge you to complete, sign and return the enclosed proxy card or to vote by telephone, so that your shares will be represented and voted at the Annual Meeting.

Sincerely yours,

/s/ Dan Del Rosario
CEO

PHOTRONICS, INC.
1061 East Indiantown Road
Jupiter, Florida 33477
(561) 745-1222

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 26, 2003
___________________________________________________________

TO THE SHAREHOLDERS OF PHOTRONICS, INC.

Notice is hereby given that the Annual Meeting of Shareholders of Photronics, Inc. will be held at the Inter-Continental, The Barclay New York, in the Astor Room, 111 East 48th Street, First Floor, New York, NY 10017 on March 26, 2003, at 12:00 p.m. local time, for the following purposes:

1) To elect seven (7) members of the Board of Directors; and

2) To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed February 14, 2003 as the record date for determining the holders of common stock entitled to notice of and to vote at the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.  NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

By Order of the Board of Directors,

J. Gregory Hickey, Jr.
Secretary

February 21, 2003

PHOTRONICS, INC.
1061 East Indiantown Road
Jupiter, Florida 33477
(561) 745-1222
_____________________________________

PROXY STATEMENT

For the Annual Meeting of Shareholders
to be held on March 26, 2003

GENERAL INFORMATION

The enclosed proxy is solicited by the Board of Directors (the "Board" or "Board of Directors") of Photronics, Inc. (the "Company"), to be voted at the Annual Meeting of Shareholders to be held on March 26, 2003, at 12:00 p.m. local time at the Inter-Continental, The Barclay New York, in the Astor Room, 111 East 48th Street, First Floor, New York, NY 10017, or any adjournments or postponements thereof (the "Annual Meeting").  This proxy statement and the enclosed proxy card are first being sent or given to shareholders on or about February 24, 2003.

The persons named as proxies on the accompanying proxy card have informed the Company of their intention, if no contrary instructions are given, to vote the shares of the Company's common stock ("Common Stock") represented by such proxies "FOR" Proposal 1 and in accordance with their best judgment on any other matters which may come before the Annual Meeting.  The Board of Directors does not know of any business to be brought before the Annual Meeting other than as set forth in the notice.

Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use upon (a) receipt by the Secretary of the Company of written notice of such revocation; (b) receipt by the Secretary of the Company of a properly executed proxy bearing a later date; or (c) appearance by the shareholder at the Annual Meeting and his or her request to revoke the proxy.  Any such notice or proxy should be sent to Photronics, Inc., 1061 East Indiantown Road, Jupiter, Florida 33477, Attention: Secretary.  Appearance at the Annual Meeting without a request to revoke a proxy will not revoke a previously executed and delivered proxy.

QUORUM; REQUIRED VOTES

Only shareholders of record at the close of business on February 14, 2003 are entitled to notice of and to vote at the Annual Meeting.  As of February 14, 2003, there were 32,040,770 shares of Common Stock issued and outstanding, each of which is entitled to one vote.  At the Annual Meeting, the presence in person or by proxy of the holders of a majority of the total number of shares of outstanding Common Stock will be necessary to constitute a quorum.  Assuming a quorum is present, the matters to come before the Annual Meeting that are listed in the Notice of Meeting require the following votes to be approved: (1) Proposal 1  (election of directors) -- a plurality of the votes cast by the shareholders entitled to vote at the Annual Meeting.  Abstentions will be considered as present but will not be considered as votes in favor of any matter; broker non-votes will not be considered as present for the matter as to which the shares are not voted.

OWNERSHIP OF COMMON
STOCK BY DIRECTORS, NOMINEES,
OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information on the beneficial ownership of the Company's Common Stock as of February 14, 2003, by (i) beneficial owners of more than five percent of the Common Stock, (ii) each director, (iii) each nominee for election as a director, (iv) each executive officer named in the summary compensation table set forth below, and (v) all directors and executive officers of the Company as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Percentage of Class
Daniel Del Rosario	59,354	(3)	*
Paul J. Fego	47,711	(3)	*
Walter M. Fiederowicz	56,280	(3) (4)	*
Joseph A. Fiorita, Jr.	71,150	(3) (5)	*
J. Gregory Hickey, Jr.	17,781	(3)	*
Constantine S. Macricostas	2,777,814	(3) (6)	8.7
George Macricostas	119,430	(3)	*
Willem D. Maris	18,250	(3)	*
Sean T. Smith	16,564	(3)	*
Michael J. Yomazzo	329,373	(3) (7)	1.0
CIGNA Corporation One Liberty Place Philadelphia, PA 19192	2,139,613	(9)	6.7
TimesSquare Capital Management, Inc. Four Times Square, 25th Floor New York, NY 10036
Macricostas Partners, L.P. 1061 East Indiantown Road Jupiter, Florida 33477	2,280,000		7.1
Pioneer Global Asset Management S.p.A. Galleria San Carlo 6, 20122 Milan, Italy	1,833,652	(10)	5.7
Directors and Executive Officers as a group (10 persons)	3,513,707	(8)	11.0

* Less than 1%
______________

(1)	The address for all officers and directors is 1061 East Indiantown Road, Jupiter, Florida, 33477.

(2)	Except as otherwise indicated, the named person has the sole voting and investment power with respect to the shares of Common Stock set forth opposite such person's name.

(3)

Includes shares of Common Stock subject to stock options exercisable as of February 14, 2003 (or within 60 days thereof) as follows; Mr. Del Rosario: 54,125; Mr. Fego: 44,040; Mr. Fiederowicz: 21,250 Mr. Fiorita: 36,250; Mr. Hickey: 14,109; Mr. Constantine Macricostas: 156,500; Mr. George Macricostas: 0; Mr. Maris: 6,250; Mr. Smith: 13,350; and Mr. Yomazzo: 180,250.  Also includes shares subject to forfeiture under restricted stock award grants as follows: Mr. Fiederowicz: 3,000, Mr. Fiorita: 3,000, Mr. George Macricostas: 3,000, Mr. Maris: 3,000, and Mr. Yomazzo: 3,000.

(4)	Includes 12,050 shares owned by the wife of Mr. Fiederowicz as to which shares he disclaims beneficial ownership.

(5)	Includes 300 shares owned by the wife of Mr. Fiorita, as to which shares he disclaims beneficial ownership.

(6)

Includes 34,000 shares held by the wife of Mr. Macricostas as to which shares he disclaims beneficial ownership.  Also includes 2,280,000 shares owned by Macricostas Partners, L.P., of which Mr. Macricostas is a limited partner and 50,618 shares owned by the corporate general partner of such partnership of which Mr. Macricostas is President, a director and a significant shareholder.  Mr. Macricostas disclaims beneficial ownership of those shares not represented by his ownership interests.

(7)

Includes 46,000 shares held by a trust for the benefit of Mr. Yomazzo's wife as to which shares Mr. Yomazzo disclaims beneficial ownership.  Also includes 86,000 shares owned by Yomazzo Associates Limited Partnership of which Mr. Yomazzo is a general partner and a limited partner.  Mr. Yomazzo disclaims beneficial ownership of those shares not represented by his ownership interests.

(8)	Includes the shares listed in notes (3), (4), (5), (6), and (7) above.

(9)

According to a Schedule 13G filed February 10, 2003, TimesSquare Capital Management, Inc. ("TimesSquare") and CIGNA Corporation ("CIGNA") reported that TimesSquare and CIGNA have shared voting power over 2,139,613 shares of Common Stock and shared dispositive power over 2,139,613 shares of Common Stock.

(10)

According to a Schedule 13G filed February 12, 2003, Pioneer Global Asset Management S.p.A. ("Pioneer") reported that Pioneer has sole voting power and sole dispositive power over 1,833,652 shares of Common Stock.

PROPOSAL 1
ELECTION OF DIRECTORS

A board of seven directors is to be elected at the Annual Meeting to serve until the 2004 Annual Meeting of Shareholders and until their successors are elected and qualified.  The names of, and certain information with respect to, the nominees for election as directors are set forth below.

If, for any reason, any of the nominees shall become unable to stand for election, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitutes chosen by the Board of Directors, unless the Board of Directors should decide to reduce the number of directors to be elected at the Annual Meeting.  The Company has no reason to believe that any nominee will be unable to serve as a director.

The Board of Directors recommends a vote 'FOR" the election of each of the following nominees:

Nominees:

Name and (Age)	Director Since	Position with the Company

Daniel Del Rosario (56 years)	2002	Chief Executive Officer, Director

Walter M. Fiederowicz (56 years)	1984	Director

Joseph A. Fiorita, Jr. (58 years)	1987	Director

Constantine S. Macricostas (67 years)	1974	Chairman of the Board

George Macricostas (33 years)	2002	Director

Willem D. Maris (63 years)	2000	Director

Michael J. Yomazzo (60 years)	1977	Director

In addition to the information set forth in the table above, the following provides certain information about each director and nominee for election, including his principal occupation for at least the past five years.

Daniel Del Rosario was elected Chief Executive Officer in March 2002.  Prior to the date he had been Senior Vice President Asia since 1999 and Vice President Marketing from 1996 to 1999.  Before joining Photronics Mr. Del Rosario held management positions in several international semiconductor companies.  Mr. Del Rosario is a member of the Executive Committee.

Walter M. Fiederowicz has been a private investor and consultant since August 1997.  From April 1997 until August 1997, he served as the President and Chief Executive Officer of WorldCorp., Inc., the holding company of World Airways, Inc., a provider of long range passenger and cargo air transportation services to major airlines, and of InteliData Technologies Corporation, a provider of caller identification based telecommunications devices, smart telephones and on-line electronics information services.  Mr. Fiederowicz served as Chairman of Colonial Data Technologies Corp., a distributor of telecommunications equipment which subsequently merged into InteliData Technologies Corporation, from August 1994 to March 1996.  He currently serves as Chairman of the Board of Meacock Capital, plc, an investment vehicle for the Lloyd's insurance market.  He also is Chairman of the Board of Heritage Underwriting Agency, plc, the holding company of the Lloyd's insurance underwriter and serves as a director of First Albany Companies, Inc., the parent of a broker-dealer.  Mr. Fiederowicz is Chairman of the Compensation Committee, Vice Chairman of the Audit Committee and a member of the Executive Committee.

Joseph A. Fiorita is a partner in Fiorita, Kornhaas and Van Houten, P.C., an independent certified public accounting firm located in Danbury, Connecticut.  Mr. Fiorita is Chairman of the Audit Committee and Vice Chairman of the Compensation Committee.

Since March 2002 Constantine S. Macricostas has served as Chairman of the Board of the Company.  Prior to that date Mr. Macricostas also held the title of Chief Executive Officer.  In January 2002 he temporarily assumed the position of President upon the retirement of James L. Mac Donald.   From August 1997 to June 2000 he was the Chairman of the Board of the Company and also served as Chief Executive Officer of the Company from 1974 until August 1997.  Mr. Macricostas is Chairman of the Executive Committee.  Mr. Macricostas is Chairman of the Board and a director of RagingWire Telecommunications Inc.

George Macricostas is the CEO and founder of RagingWire Telecommunications, Inc. ("RagingWire") a company that provides secure managed IT services and data center infrastructure to data intensive enterprise companies.  Mr. Macricostas became CEO of RagingWire in May of 2000.  From February 1996 until April 2000 Mr. Macricostas was a senior vice president at the Company where he was responsible for all aspects of the Company's global IT infrastructure.  Mr. Macricostas is Chairman of the Investment Committee.

Willem D. Maris served as the President and Chief Executive Officer of ASM Lithography Holding N.V. from June 1990 until his retirement in January 2000.  Headquartered in the Netherlands, ASML develops and manufactures markets and services advanced lithography projection systems for the fabrication of integrated circuits.  He is a director of FSI International Inc. and Chairman of the Supervisory Board of BE Semiconductor Industries N.V.  Mr. Maris is a member of the Audit and Chairman of the Strategic Alliance & Planning Committees.

Michael J. Yomazzo retired as an employee of the Company in January, 2001.  Prior to that date he was the Vice Chairman of the Company since January 1, 1999.  He served as Chief Executive Officer of the Company from August 1997 until December 31, 1998 and as President from January 1994 until December 31, 1998.  From November 1990 until January 1994, he served as Executive Vice President and from July 1989 until November 1990, he served as Senior Vice President-Finance and Planning.  Mr. Yomazzo is a director of ATMI, Inc.  Mr. Yomazzo is a member of the Executive, Investment and the Strategic Alliance & Planning Committees.

Constantine S. Macricostas is the father of George Macricostas.

MEETINGS AND COMMITTEES OF THE BOARD

The Board of Directors met six (6) times during the 2002 fiscal year.  During fiscal 2002 each director attended at least 75% of the total number of meetings of the Board of Directors and of all committees of the Board on which such director served.

The Company's Board of Directors has Audit, Executive, Compensation, Investment and Strategic Alliance & Planning Committees.  Membership of the Audit and Compensation Committees is comprised of non-employee directors.

The Audit Committee's functions include recommending to the Board of Directors the engagement of the Company's independent certified public accountants, reviewing with such accountants the plan for and results of their auditing engagement and the independence of such accountants.  All members of this Committee are non-employee directors.  The Audit Committee held four (4) meetings during the 2002 fiscal year.

The Compensation Committee's functions include establishing compensation policies and programs for the executive officers of the Company and administration of the Company's stock plans.  The Compensation Committee held five (5) meetings during the 2002 fiscal year.

The Investment Committee was organized during the 2002 fiscal year and oversees the Company's investment activities including the commitment of funds and monitoring of investment performance.  The Investment Committee did not meet during the 2002 fiscal year.

The Executive Committee with certain exceptions may exercise all of the authority of the Board between regular meetings of the entire Board.  The Executive Committee met one (1) time during this past fiscal year.  In addition this Committee met informally with senior management throughout the year.

The Strategic Alliance & Planning Committee reviews and provides recommendations to the entire Board on various matters relating to strategic alliances and long-range planning for the Company's business.  This Committee held no meetings during the past fiscal year.

In fiscal 2002 the Company's Board had a Nominating Committee which held two (2) meetings during the year.  This Committee will also consider qualified candidates for director suggested by shareowners in written submissions to our Corporate Secretary.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of three directors, each of whom meet the independence requirements of the applicable NASDAQ rules and Section 301 of the Sarbanes-Oxley Act of 2002.  The Committee operates under a written charter adopted by the Board.

For the fiscal year ended November 3, 2002, the Audit Committee reviewed and discussed the audited financial statements with management, discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU380) and received the written disclosures and a letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).  The Audit Committee discussed with the independent accountants the independence of the independent accountants.  The Committee considered whether the provision of non-audit services by Deloitte and Touche LLP ("D&T") to the Company is compatible with maintaining the independence of D&T and concluded that the independence of D&T is not compromised by the provision of such services.  Based on the foregoing meetings, reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal 2002 be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

This report is submitted by:

Joseph A. Fiorita, Jr.
Chairman

Walter M. Fiederowicz

Willem D. Maris

Audit Fees

The aggregate fees for professional services rendered by Deloitte & Touche in connection with their audit of our consolidated financial statements for the 2002 fiscal year were approximately $396,000.

Financial Information Systems Design and Implementation Fees

There were no professional services rendered by Deloitte & Touche in the 2002 fiscal year relating to financial information systems design and implementation.

All Other Fees

The aggregate fees for all other services rendered by Deloitte & Touche in the 2002 fiscal year were approximately $1,184,000 and can be sub-categorized as follows:

Attestation Fees.  The aggregate fees for attestation services rendered by Deloitte & Touche for matters such as comfort letters and consents related to SEC and other registration statements, audits of employee benefit plans, agreed upon procedures, due diligence pertaining to acquisitions and consultation on accounting standards or transactions were approximately $49,000.

Other Fees. The aggregate fees for all other services such as consultation related to tax planning and compliance rendered by Deloitte & Touche in the 2002 fiscal year were approximately $1,135,000.

EXECUTIVE OFFICERS

The names of the executive officers of the Company are set forth below together with the positions held by each person in the Company. All executive officers are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

Name and Age	Position	Served as an Officer Since
_________________________	______________	_______________________

Constantine S. Macricostas, 67	Chairman of the Board, Director	1974

Daniel Del Rosario, 56	Chief Executive Officer, Director	1996

Paul J. Fego, 45	President, Chief Operating Officer	1997

J. Gregory Hickey, Jr., 47	Vice President, Treasurer	2001

Sean T. Smith, 42	Vice President, Chief Financial Officer	2000

Constantine S. Macricostas was elected to his current position in March 2002.  In January 2002, he temporarily assumed the position of President upon the retirement of James L. Mac Donald.  From July 2000 to March 2002 he was Chairman of the Board, Chief Executive Officer and Director.  From August 1997 to June 2000 he was the Chairman of the Board.  Prior to that date he was the Chief Executive Officer of the Company.

Daniel Del Rosario was elected Chief Executive Officer in March 2002.  Prior to that date he had been Senior Vice President Asia since 1999 and Vice President Marketing from 1996 to 1999.  Before joining Photronics Mr. Del Rosario held management positions in several international semiconductor companies.

Paul J. Fego was elected President and Chief Operating Officer in March 2002.  Prior to that date he had been Executive Vice President and Chief Operating Officer since December 2001 and prior to that date Senior Vice President-North American Operations since December 1997.  Before rejoining Photronics in 1996 Mr. Fego served as Operations Director at ST Microelectronics Inc. in Carrollton, Texas.

J. Gregory Hickey, Jr. was elected Vice President-Treasurer in March 2002.  Mr. Hickey joined Photronics in May 2000 as Treasurer.  Prior to joining Photronics Mr. Hickey was a Tax Partner with Deloitte & Touche.

Sean T. Smith was elected Vice President and Chief Financial Officer in March 2002.  Prior to that date he had been Vice President-Controller.  He joined Photronics in April 2000.  From 1999 to 2000 Mr. Smith was Vice President and Chief Financial Officer of Carvel Corporation, a closely held soft ice cream manufacturer.  He was Controller and Chief Accounting Officer of Starter Corporation, a licensed apparel manufacturer from 1995 to 1999.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding compensation paid or accrued by the Company for services rendered for each of the three fiscal years during the periods ended November 3, 2002, October 31, 2001 and 2000 to each of the individuals who served (i) as the Chief Executive Officer during the 2002 fiscal year and (ii) the four other most highly compensated executive officers of the Company whose total salary and bonus exceeded $100,000 (such executives are collectively referred to as the "Named Executives").

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation

Name/Principal Position		Salary ($)	Bonus($)	Stock Options (#)	All Other Compensation ($) (1)

Constantine S. Macricostas	2002	325,000		80,000	80,785
Chairman (2)	2001	337,000	100,000	68,000	78,400
	2000	167,500	123,500	5,000	80,870

Daniel Del Rosario	2002	263,462	68,000	65,000	15,400
Chief Executive	2001	176,000	55,000	10,000	15,400
Officer (2) (3)

Paul J. Fego	2002	280,385	65,000	55,000	36,440
President, and Chief	2001	187,000	50,000	0	15,400
Operating Officer (3)

Sean T. Smith	2002	191,923	47,000	37,500	15,400
Vice President, and
Chief Financial Officer (4)

J. Gregory Hickey, Jr.	2002	179,692	47,000	37,500	15,400
Vice President and
Treasurer (4)

(1)

Represents primarily (i) premiums paid on life insurance policies owned by each of the Named Executives, as to which the Company shall be entitled to be repaid unless the respective individual satisfies certain length of service requirements, (ii) relocation reimbursement, (iii) matching contributions made by the Company pursuant to the Company's 401(k) Savings and Profit Sharing Plan; and (iv) monthly car allowance paid by the Company.  The amount of premiums paid in the 2002 fiscal year was as follows: Mr. Macricostas $75,000.  The relocation reimbursement paid in fiscal 2002 was as follows: Mr. Fego: $27,040.  The matching 401(k) contributions made during fiscal year 2002 were as follows: Mr. Macricostas, $3,400; Mr. Del Rosario, $3,400; Mr. Fego, $3,400; Mr. Smith, $3,400 and Mr. Hickey, $3,400.  The car allowance paid by the Company in the 2002 fiscal year was as follows: Mr. Del Rosario: $12,000, Mr. Fego: $6,000, Mr. Smith: $12,000, and Mr. Hickey: $12,000.

(2)	Mr. Macricostas was Chairman and CEO from July 2000 to March 2002 at which time Mr. Del Rosario was elected CEO.

(3)	Messrs. Fego and Del Rosario were not considered Executive Officers of the Company prior to fiscal year 2001.

(4)	Messrs. Smith and Hickey were not considered Executive Officers of the Company prior to fiscal year 2002.

STOCK OPTIONS

The Company maintains stock option plans which allow for the grant of stock options and restricted stock awards to directors and executive officers of the Company as well as other employees of the Company.  The Company's stock option plans do not provide for the issuance of stock appreciation rights ("SAR'S").  The following table sets forth certain information with respect to (i) options granted to the Named Executives during the 2002 fiscal year and (ii) the value of such options at assumed annual rates of stock price appreciation.

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)

Name	Number of Securities Underlying Options Granted (1)	% of Total Options Granted To All Employees in Fiscal Year	Exercise or Base Price ($/Share) (2)	Expiration Date	5% / 10% ($)

Constantine S. Macricostas	60,000 20,000	10%	$26.950 $15.900	12/3/11 7/10/12	1,017,000 / 2,577,000 200,000 / 506,800

Dan Del Rosario	30,000 35,000	8.1%	$26.950 $15.900	12/3/11 7/10/12	508,500 / 1,288,500 350,000 / 886,900

Paul J. Fego	35,000 20,000	6.8%	$26.950 $15.900	12/3/11 7/10/12	593,250 / 1,503,250 200,000 / 506,800

Sean T. Smith	12,500 25,000	4.7%	$26.950 $15.900	12/3/11 7/10/12	211,875 / 536,875 250,000 / 633,500

J. Gregory Hickey, Jr.	12,500 25,000	4.7%	$26.950 $15.900	12/3/11 7/10/12	211,875 / 536,875 250,000 / 633,500

(1)

The option vests over four years in four equal annual installments.  The Board of Directors may accelerate the vesting of the option if the Company merges or consolidates with another company, sells substantially all of its assets, or a "Change in Control" involving the Company occurs.

(2)	All options were granted at the fair market value at the date of grant.

(3)

Potential gains are net of exercise price, but before taxes associated with exercise.  These amounts represent certain assumed rates of appreciation only, in accordance with the Securities and Exchange Commission's rules.  Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders' continued employment through the vesting period.  The amounts reflected in this table may not necessarily be achieved.

The following table sets forth certain information with respect to options exercised during the 2002 fiscal year by the Named Executives and the value of options held by the Named Executives on November 3, 2002.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Number of Securities Underlying Unexercised Options at Fiscal Year End Exerciseable / Unexerciseable	Value of Unexercised In-the-Money Options at Fiscal Year End ($) (2) Exerciseable / Unexerciseable

Constantine S. Macricostas	0	0	124,500 / 133,500	$28,500 / 0

Daniel Del Rosario	0	0	33,500 / 77,625	$3,000 / 0

Paul J. Fego	9,625	$179,374	25,625 / 60,000	$3,188 / 0

Sean T. Smith	0	0	5,000 / 42,500	0 / 0

J. Gregory Hickey, Jr.	0	0	4,500 / 45,000	0 / 0

(1)	Represents the difference between the closing price of the common stock on the date of exercise and the exercise price.

(2)	Based upon the fair market value share price of $12.70 at fiscal year end, less the share price to be paid upon exercise.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about shares of Photronics Common Stock that may be issued under the Company's equity compensation plans including compensation plans that were approved by the Company's stock holders as well as compensation plans that were not approved by the Company's stockholders.  Information in the table is as of November 3, 2002.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by stockholders	1,242,804	$16.87	1,869,912 (1)

Equity compensation plans not approved by stockholders	-0-	-0-	-0-

Total	1,242,804	$16.87	1,869,912

(1)

Represents 1,475,564 shares of Photronics Common Stock issuable pursuant to options authorized for future issuance under the Company's various stock option plans and 394,348 shares available under the Company's employee stock purchase plan.

CERTAIN AGREEMENTS

Mr. Constantine Macricostas is party to a five (5) year consulting agreement at an annual retainer of $175,000 per annum which becomes operative upon his retirement as an employee of the Company.  During the term of that agreement Mr. Macricostas has agreed to not be employed by or otherwise engage in any activities that compete with the Company's business.

All of the other Named Executives are parties to three-year employment agreements.  If any such agreement is terminated by the Company for reasons other than "cause", the Named Executive party to the agreement shall be entitled to receive a payment equal to his base salary paid out over 12 months.  The employment agreements further provide that severance payments of up to 18 months shall be payable in the event of involuntary termination for other than "cause" following a "change of control".  Each Named Executive has agreed not to engage in any activity that competes with the Company's business during the term of the employment agreement and for 12 months thereafter.

Mr. Del Rosario's employment agreement provides that he is entitled to a base salary of $350,000 for fiscal 2003 and other benefits comparable to those received by the other Named Executives.  The employment agreements for the other Named Executives contain the same language regarding benefits and provide for the following base salaries: Mr. Fego: $300,000; Mr. Smith: $210,000; and Mr. Hickey: $200,000.

DIRECTORS' COMPENSATION

Directors who are not employees of the Company receive an annual retainer of $25,000, in addition to a fee of $2,500 for each director's meeting attended and are granted a restricted stock award of 3,000 shares per year.  The restrictions on these restricted stock awards lapse quarterly over the one-year service period.  From time to time, non-employee directors may also be granted stock options.  The Chairman of the Audit Committee receives an additional annual retainer of $40,000, and the Vice Chairman receives an annual retainer of $10,000.  The Chairman of the Compensation Committee receives an additional annual retainer of $25,000, and the Vice Chairman receives an annual retainer of $5,000.  The Chairman of the Investment Committee receives an additional annual retainer of $15,000.

Mr. Yomazzo retired as an employee of the Company on January 31, 2001.  In accordance with his consulting agreement Mr. Yomazzo has agreed to make himself available to provide consulting services to the Company of up to ten hours per month for a period of three (3) years from his date of retirement at an annual retainer of $125,000.  Mr. Yomazzo is eligible to receive medical benefits on the same terms as active employees of the Company.  In addition the Company has agreed to continue to pay premiums for four years on an insurance policy owned by Mr. Yomazzo and the Company has waived its rights to receive a refund of premiums previously paid by the Company under that policy.  Mr. Yomazzo has also agreed that during the term of the consulting agreement he will not be employed by or otherwise engage in any activity that competes with the Company's business.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

The Compensation Committee of the Board of Directors (the "Compensation Committee") was established in 1992 and is comprised of two of the independent, non-employee members of the Board of Directors.  Neither of these individuals was an officer or employee of the Company at any time during fiscal year 2002 or at any other time and neither of them have interlocking relationships as defined by the Securities and Exchange Commission.  None of our current executive officers has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board or the Compensation Committee.  The Compensation Committee is responsible for setting and administering the policies governing annual compensation of executive officers, considers their performance and makes recommendations regarding their cash compensation and stock options to the full Board of Directors.  The Compensation Committee periodically reviews its approach to executive compensation and makes changes as appropriate.

The Compensation Committee's philosophy is that executive compensation must be competitive with other comparable employers to insure that qualified employees can be attracted and retained and that the Company's compensation practices should provide incentives and rewards for achieving or exceeding goals and for creating a return to the Company's shareholders.  The Compensation Committee uses three components to achieve these goals: base salary, bonuses and stock based awards.

The Compensation Committee evaluates and establishes base salary levels in light of economic conditions and comparisons to other similarly situated companies.  Bonuses, if any, are dependent upon an evaluation of the Company's performance and achievement of its financial and other goals during the relevant period, and the achievement of specific objectives of each executive officer.  Stock options awards, which the Compensation Committee believes provide a strong link between executive compensation and shareholder return, are used to provide long-term incentives based on shareholder return.

In establishing compensation levels for the executive officers of the Company, including the Named Executives, the Compensation Committee considers compensation at companies in the electronics industries with similar levels of sales and capital.  The companies considered were not necessarily the same as those included in the performance chart below due to the difference in the size of the companies considered.  The Compensation Committee adjusts executive compensation in connection with this review.  Generally, the Compensation Committee believes that its expectation of performance of the Company and its executive officers should allow executive compensation to fall within the median to 75th percentile of compensation of this comparison group.  The Compensation Committee believes that its three-part approach results in a compensation program which is aligned with the Company's needs and results and balances both short and long-term goals.

Section 162(m) of the Internal Revenue Code limits the Company's ability to deduct certain compensation (in excess of $1,000,000 per year per person) paid to the Named Executives unless certain formal requirements are satisfied.  The Compensation Committee believes however that its ability to subjectively evaluate executive officer performance is an important part of its function and its ability to provide incentives.  Additionally compensation paid to the Named Executives has historically not exceeded deductibility limits under Section 162(m).  Accordingly the Compensation Committee has not required that all compensation programs comply with Section 162(m) although the Compensation Committee considers compliance in establishing individual compensation components.

2002 EXECUTIVE COMPENSATION

The Committee considered the factors discussed above in determining executive compensation for the 2002 fiscal year.

Mr. Constantine Macricostas served as the Chairman of the Board and the Chief Executive Officer of the Company for a portion of the 2002 fiscal year.  Mr. Del Rosario was appointed as the Company's Chief Executive Officer on March 11, 2002.  The Committee used the executive compensation practices described above in determining 2002 salary levels for each Mr. Macricostas and Mr. Del Rosario.  In setting the salary and awarding the grant of stock options, the Committee considered the overall assessment of Mr. Macricostas and Mr. Del Rosario's leadership in establishing and achieving the Company's short-term business goals and long-term strategic plans.  The Committee also considered the salaries paid to other chief executive officers of electronics companies comparable in size to the Company.  Mr. Del Rosario was paid a bonus of $68,000 in 2002.  No bonus was paid to Mr. Macricostas in 2002.

Respectfully submitted,

Walter M. Fiederowicz, Chairman

Joseph A. Fiorita, Jr.

PERFORMANCE GRAPH

The following graph compares the yearly percentage change at October 31(*) of the indicated year in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on (i) securities traded on the NASDAQ market, and (ii) publicly traded securities of companies which have indicated that their business falls within Standard Industrial Classification (SIC) Code 367 (Electronic Components and Accessories) (the "Peer Index").  The graph assumes that $100 was invested on October 31, 1997 in the Company's Common Stock; in NASDAQ market index and in the Peer Index, and that all dividends were reinvested.  Although the Company believes this graph reflects favorably on the Company, it does not believe that the comparison is necessarily useful in determining the quality of the Company's performance or in establishing executive compensation.

Comparison of FiveYear Cumulative Total Return Among Photronics, Inc., NASDAQ Over the Counter Securities and Publicly-Traded Companies with SIC Code 367

	Oct-97	Oct-98	Oct-99	Oct-00	Oct-01	Oct-02

Photronics Inc.	$100	$102	$98	$105	$116	$57
NASDAQ Stock Mkt Index	$100	$112	$189	$213	$107	$85
SIC Code 367	$100	$104	$210	$304	$121	$74
The SIC Code 367 Peer Index consists of all publicly traded US companies with SIC Code 3671-3679.

*Commencing in fiscal 1997, the Company's formal fiscal year end is determined in accordance with a 52-week fiscal year.  However, for consistency in reporting periods, a nominal year-end of October 31st has been used in the presentation.

CERTAIN TRANSACTIONS

In June of 2002 the Company purchased parcels of land, in Brookfield Connecticut, from an entity controlled by Constantine Macricostas, the Chairman of the Board of the Company for approximately $530,000.  The Company also purchased in June 2002 its Brookfield, Connecticut manufacturing facility, and land surrounding its Brookfield, Connecticut manufacturing facility, from an entity controlled by George Macricostas, a director of the Company, and Steve Macricostas, the sons of Constantine Macricostas, for approximately $2,200,000.  The purchase price for both transactions was equal to the appraised value as established by independent appraisals obtained by the Company.

The Company previously leased the Brookfield, Connecticut manufacturing facility from an entity controlled by Constantine S. Macricostas' sons prior to the purchase by the Company.  The rent paid to this entity for the fiscal year ended November 3, 2002 was approximately $45,000.

The Company is a party to a long-term service contract entered into in 2002 pursuant to which it outsources the administration of its global wide area network and related communication services to RagingWire Telecommunications, Inc. ("RagingWire"), a supplier of secure data center facilities and managed IT services, located in Sacramento, California.  Constantine Macricostas is a founder, majority shareholder and the chairman of the board of directors of RagingWire, and his son, George Macricostas is a director and chief executive officer.  The decision to pursue an outsourced solution to satisfy the Company's network and communications needs was made by management, and the Company obtained bids from and reviewed the service offerings of six other global and regional vendors before RagingWire was selected as the most favorably priced solution for its service offerings.  During fiscal 2002, the Company paid RagingWire $2.4 million for services provided to the Company.

The Company has an operating policy with the purpose of ensuring that contracts with entities in which any director, officer or other member of management has a financial interest are competitively priced and commercially reasonable.  Under the policy, any such contract must be reviewed and approved in advance by the Audit Committee, CEO and CFO of the Company and the Company will obtain independent assessment of the commercial reasonableness of the contract as considered necessary.

The Company believes that the terms of the transactions described above with affiliated persons were negotiated at arm's-length and were no less favorable to the Company than the Company could have obtained from non-affiliated parties.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Deloitte & Touche LLP has served as the Company's independent certified public accountants since July 1992.  Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.  The Board of Directors will meet in June 2003 to consider the appointment of independent certified public accountants for its 2003 fiscal year.

OTHER MATTERS

As of the date of this proxy statement the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this proxy statement.  If any other matters properly come before the Annual Meeting the persons named in the proxy will act in respect thereof in accordance with their best judgment.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities to file an initial report of beneficial ownership on Form 3 and changes in beneficial ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC").  Executive officers, directors and greater than ten percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the last fiscal year, all filing requirements applicable to its officers, directors and ten percent shareholders were satisfied except that there was an inadvertent omission to report prior grants of stock options in fiscal 2002 in a Form 3 (Initial Statement of Beneficial Ownership of Securities) for (i) Mr. Hickey with respect to options granted in December 2000, and (ii) in a Form 5 (Annual Statement of Changes in Beneficial Ownership) for Mr. Del Rosario with respect to options granted in May 2001. These grants were subsequently reported in a Form 4 (Statement of Changes in Beneficial Ownership) for each officer in the fourth quarter of 2002.

SHAREHOLDER PROPOSALS

Shareholder proposals intended for inclusion in the Company's proxy statement for the 2004 Annual Meeting of Shareholders must be received by the Company no later than October 23, 2003 and must meet certain requirements of applicable laws and regulations in order to be considered for possible inclusion in the proxy statement for that meeting.  In addition, for shareholder proposals to be presented at the 2004 Annual Meeting of Shareholders without inclusion in the Company's proxy statement for that year, notice of such proposal must be received by the Company no later than January 6, 2004 to prevent the Company from being able to exercise its discretionary voting authority with respect to that proposal (subject to the rights of the Company and the proponent contained in the federal proxy rules).  Proposals may be mailed to Photronics, Inc. to the attention of J. Gregory Hickey, Jr., Secretary, 1061 East Indiantown Road, Jupiter, Florida 33477.

SOLICITATION OF PROXIES AND COSTS THEREOF

This proxy solicitation is being made by the Board of Directors of the Company and the cost of such solicitation of proxies will be borne by the Company.  In addition, employees of the Company, without extra remuneration, may solicit proxies personally or by telephone or cable.  The Company will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

February 21, 2003

APPENDIX A

CHARTER
AUDIT COMMITTEE

Photronics, Inc.

PURPOSE

The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee, (i) the Corporation's financial reporting process, systems of internal accounting and financial controls, and the integrity of its financial statements, (ii) the Corporation's independent auditors' qualifications and independence and the audit and non-audit services provided to the Corporation, (iii) the performance of the Corporation's independent auditors and its internal audit function, and (iv) the compliance programs established by management and the Board.

MEMBERSHIP

The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the applicable NASDAQ rules and Section 301 of the Sarbanes-Oxley Act of 2002 (the "S-O Act") and the Securities and Exchange Commission (the "SEC") rules promulgated thereunder.

•	Each member of the Committee will meet the independence criteria set forth in applicable NASDAQ rules and the Corporation's Corporate Governance Guidelines.

•	No member of the Committee will be an affiliated person the Corporation or any subsidiary thereof within the meaning of Section 301 of the S-O Act and the SEC rules promulgated thereunder.

•	Each member of the Committee will be financially literate at the time of his or her appointment to the Committee.

•	At least one member of the Committee will have accounting or related financial management expertise within the meaning of the new standards.

•

No member of the Committee will, other than in his or her capacity as a member of the Board, the Committee or another committee, receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Corporation, which shall include for this purpose compensation paid to a service provider with whom the member is associated.

FUNCTIONS

The Committee's job is one of oversight and it recognizes that the Corporation's management is responsible for preparing the Corporation's financial statements and that the independent auditors are responsible for auditing those financial statements to confirm that they are prepared in accordance with generally accepted accounting principles ("GAAP").  Additionally, the Committee recognizes that financial management, including the internal audit staff, as well as the independent auditors, have more time, knowledge and more detailed information on the Corporation than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Corporation's financial statements or any professional certification as to the independent auditors' work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function.  These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate, given the circumstances.

Independent Auditors and Audit Process

•

The Committee shall have the ultimate authority and responsibility to select (and nominate for shareholder ratification), establish the compensation for, evaluate, and, where appropriate, replace the independent auditor, and the independent auditor shall report directly to the Committee.

•

In this connection, the Committee shall consider such matters as the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the auditor.

•

The Committee shall review and approve the independent auditors' compensation and the proposed terms of their engagement, and consider their audit plan and procedures and review any problems arising from the annual audit examination.

•

The Committee shall pre approve all audit and non-audit services provided to the Corporation by the independent auditor.  The Committee shall prohibit the independent auditor from performing the following non-audit services, in compliance with applicable Public Company Accounting Oversight Board (the "Accounting Board") regulations:

•	bookkeeping or other services related to the accounting records or financial statements of the audit client;

•	financial information systems design and implementation;

•	appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

•	actuarial services;

•	internal audit outsourcing services;

•	management functions or human resources;

•	broker or dealer, investment advisor, or investment banking services;

•	legal services and expert services unrelated to the audit; or

•	any other service that the Accounting Board determines, by regulation, is impermissible.

•	The Committee shall:

•	Request from the independent auditors annually a formal written statement delineating all relationships between the auditor and the Corporation consistent with Independence Board Standard Number 1;

•	Discuss with the independent auditors any such disclosed relationships and their impact on the independent auditors' independence; and

•

Develop guidelines for the Corporation's hiring of employees of the independent auditor who were engaged on the Corporation's account which shall include a prohibition on hiring any such employee as chief executive officer, chief financial officer, chief accounting officer, controller, or any equivalent positions, during one year periods prior to the commencement of the audit.

•

Obtain and review, at least annually, a report by the independent auditor describing:  the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and, in order to assess the auditor's independence, all relationships between the independent auditor and the Corporation.

Financial Statements

•

The Committee shall review with management and the independent auditors the audited financial statements and the Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") disclosures to be included in the Corporation's Annual Report on Form 10K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the independent auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No.61.  The Committee shall determine whether to recommend inclusion of these financial statements in these reports.

•

The Committee shall review with management and the independent auditors the Corporation's interim financial results and MD&A disclosures to be included in the Corporation's quarterly reports on Form 10Q to be filed with the SEC and the matters required to be discussed by SAS No.61, prior to the Corporation's filing of the Form 10-Q.

•	The Committee shall review with the independent auditors the Corporation's proxy statement used in connection with the Corporation's annual meeting of stockholders.

•

The Committee shall review with management the types of information to be disclosed and the presentations to be made in earnings press releases and earnings guidance provided to research analysts and rating agencies.

•

The Committee shall require the independent auditors to report timely to the Committee all critical accounting policies and practices to be used by the Corporation, alternative treatments that have been discussed with management and the ramifications of the use of such alternatives, and the treatment preferred by the independent auditors.

•

The Committee shall require the independent auditors to report timely to the Committee material written communications made to management, such as any management letter or schedule of unadjusted differences.

•

The Committee shall review major changes and other major questions of choice respecting the application of appropriate accounting principles, and the existence and substance of any material accruals, reserves and estimates in the preparation of the Corporation's financial statements.  The Committee shall discuss with the independent auditors, and confirm that the Corporation's financial statements reflect, all material correcting adjustments identified by them in accordance with GAAP and SEC rules and regulations.

•

The Committee shall review material pending legal proceedings involving the Corporation and consider other contingent liabilities, as well as other risks and exposures, that may have a material impact on the financial statements.

•	The Committee shall review with management and the independent auditors the financial statement effects of pending regulatory and accounting initiatives.

•	The Committee shall review with management, for a general understanding, management's risk assessment and risk management guidelines.

•	The Committee shall review off-balance sheet structures on the Corporation's financial statements.

•

The Committee shall review and oversee the resolution of any significant potential disputes or disagreements between management and the Corporation's independent auditor that arose in connection with the preparation of the Corporation's financial statements or financial reporting generally.

•	The Committee shall prepare an Audit Committee Report for inclusion in the Corporation's annual meeting of stockholders proxy statement as required by SEC regulations.

•	The Committee shall set hiring policies for employees or former employees of the Corporation's independent auditors.

CEO/CFO Certifications; Internal Controls and Complaints

•

The Committee shall review with the Corporation's chief executive officer and chief financial officer the contents of the personal certifications required to be made by them pursuant to Sections 302 and 906 of the S-O Act.

•

The Committee shall consider the quality and adequacy of the Corporation's internal controls and will review with management and the independent auditors their assessments of the adequacy of internal controls, and the resolution of identified material weaknesses and reportable conditions in internal controls, including the prevention or detection of management override or compromise of the internal control system.

•	The Committee shall review the adequacy of the staffing and budget of the Corporation's internal audit staff.

•

The Committee shall review the Corporation's policies and procedures regarding compliance with applicable laws and regulations and the Corporation's Code of Conduct, which shall include a Code of Ethics for Financial Executives that complies with the standards contained in NASDAQ rules and applicable SEC regulations adopted pursuant to the S-O Act.

•

The Committee shall review and approve all related party transactions and any modifications thereto and consult with management, legal counsel, internal audit staff and the independent auditors to ensure that such transactions are effected and disclosed in conformity with applicable legal requirements and the Corporation's Code of Conduct.

•	The Committee shall inquire into evidence of illegal conduct or non-compliance with Corporation policies.

•

The Committee shall establish procedures for, (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters or suspected violations of the Corporation's Code of Business Conduct and Ethics or other policies and procedures of the Corporation and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters or suspected violations of the Corporation's Code of Business Conduct and Ethics or other policies and procedures of the Corporation.

PROCEDURES

•

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Corporation and authority to retain outside counsel, auditors or other experts for this purpose.

•

The Committee shall have the authority to retain, establish the compensation for and terminate outside counsel and other experts and advisors, including public accountants, as it determines appropriate to assist in the full performance of its functions.

•

The Committee shall meet as often as deemed necessary or appropriate in its judgment, generally at least four times each year, either in person or by phone.  The Committee shall meet with the independent auditors at least quarterly.

•	The Committee shall meet on occasion with the internal auditors and the independent auditors outside the presence of senior management.

•

The Committee shall review with the independent auditors any problems or difficulties the auditors may have encountered and any management letter provided by the auditors and management's response to that letter.

•	The Committee shall undertake an annual performance evaluation of the Committee.

•	The Committee shall review the adequacy of this Charter on an annual basis and recommend changes to the Board for approval.

PROXY

Photronics, Inc.
2003 Annual Meeting of Shareholders
March 26, 2003
___________________________________________________

The undersigned hereby appoints Sean T. Smith, J. Gregory Hickey, Jr., and Constantine S. Macricostas, or any one or more of them acting in the absence of the others, with full power of substitution, as proxies of the undersigned, and hereby authorizes each or any of them to vote, as designated on the other side, all shares of Common Stock of Photronics, Inc., which the undersigned is entitled to vote if personally present at the 2003 Annual Meeting of Shareholders of Photronics, Inc. to be held at 12:00 p.m. on March 26, 2003 at the Inter-Continental, The Barclay New York, in The Astor Room, 111 East 48th St., First Floor, New York, NY 10017 and at any adjournments or postponements thereof.

1)	To elect the following seven (7) persons as directors:

Daniel Del Rosario	George Macricostas
Walter M. Fiederowicz	Willem D. Maris
Joseph A. Fiorita, Jr.	Michael J. Yomazzo
Constantine S. Macricostas

[ ]	FOR all nominees listed above (except as marked to the contrary below).
[ ]	Withhold authority to vote for all nominees listed above.
[ ]	For All Except
INSTRUCTION: To withhold authority to vote, mark "For All Except" and write that nominee's name below:
___________________________________________

2)	To transact such other business as may properly come before the meeting or any adjournments thereof.

The shares represented by this proxy will be voted (or not voted) on Item 1 as directed by the shareholder, but if no direction is indicated, will be voted FOR the Item.  The Board of Directors recommends a vote FOR Item 1.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please sign as name(s) appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Please mark, sign, date and return this proxy card using the enclosed envelope.

For address changes, please check this box and write them on the back where indicated. [ ]

_________________________________________________________________ Signature(s)

_________________________________________________________________ Signature(s)

Dated: ____________________ , 2003